POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

WHEREAS, THE THOR FINANCIAL TECHNOLOGIES TRUST, a statutory trust periodically files amendments to its Registration Statement with the SEC under the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is an Independent Trustee of the Trust.

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER, PHILIP B. SINENENG, MICHAEL V. WIBLE and ANDREW J. DAVALLA as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement (File Nos. 333-264435, 811-23794) hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26th day of March 2026.

By:
Mark D. Gibbons

STATE OF	Pennsylvania	)
		)	SS:
COUNTY OF	Allegheny	)

Before me, a Notary Public, in and for said county and state, personally appeared Mark D. Gibbons, who represented that he is duly authorized in the premises, and who is known to me to be the person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 26th day of March 2026.

Commonwealth of Pennsylvania - Notary Seal
Christina Lynn Foley, Notary Public
Allegheny County
My commission expires December 13, 2026 Commission number 1430944
Member, Pennsylvania Association of Notaries
Christina Lynn Foley
Notary Public – State of	Pensylvania
Notary ID:	1430944
Qualified in	Allegheny Co.
Commission Expires:	12/13/2026